                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          PROGRESS FINANCIAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              [Progress Letterhead]









                                                              March 28, 2001



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Progress Financial Corporation. The meeting will be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Wednesday, April 25, 2001 at 9:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         We appreciate your support and interest in Progress Financial Corporation.


                                                        Sincerely,

                                                        /s/ W. Kirk Wycoff

                                                        W. Kirk Wycoff
                                                        Chairman, President and
                                                        Chief Executive Officer

                         PROGRESS FINANCIAL CORPORATION
                           4 Sentry Parkway, Suite 200
                                  P.O. Box 3036
                       Blue Bell, Pennsylvania 19422-0764
                                 (610) 825-8800

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 25, 2001

                                   ----------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Progress Financial Corporation (the "Company") will be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Wednesday, April 25, 2001 at 9:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001;

         (3) To consider and vote upon a stockholder proposal, if presented at the Annual Meeting; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed March 5, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

         A copy of the Company's annual report to stockholders for 2000 is enclosed. The annual report is not to be regarded as proxy solicitation material.

                                           By Order of the Board of Directors

                                           /s/ Eric J. Morgan


                                           Eric J. Morgan
                                           Corporate Secretary
Blue Bell, Pennsylvania
March 28, 2001


--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                   ----------

                         PROGRESS FINANCIAL CORPORATION
                           4 Sentry Parkway, Suite 200
                                  P.O. Box 3036
                       Blue Bell, Pennsylvania 19422-0764
                                 (610) 825-8800

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 25, 2001


         This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Progress Financial Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Plymouth, Pennsylvania, on Wednesday, April 25, 2001 at 9:00 a.m., Eastern Time, and at any adjournment thereof. This Proxy Statement is first being mailed to stockholders on or about March 28, 2001.

         At the Annual Meeting, stockholders will be asked to elect three directors to serve for three-year terms expiring at the Company's annual meeting in 2004; to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001; to consider a stockholder proposal, if presented at the meeting; and to transact such other business as may properly come before the meeting and all adjournments thereof.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for director described herein, "FOR" the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001, "AGAINST" the stockholder proposal, and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Attention: Eric J. Morgan, Corporate Secretary, Progress Financial Corporation, 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. However, if you plan to attend the meeting and vote in person and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of the shares. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on March 5, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,688,895 shares of Common Stock issued and outstanding, held by approximately 2,800 holders of record, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required to ratify the appointment of the Company's independent auditors and to consider the stockholder proposal.

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will not be counted as votes cast with respect to the proposals to elect directors, to ratify the appointment of the Company's independent auditors and to consider the stockholder proposal and, thus, will have no effect on the voting of these proposals. Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. However, the stockholder proposal is considered a "non-discretionary" item upon which brokerage firms may not vote on behalf of their clients unless they have received voting instructions. These "broker non-votes" will have no effect on the outcome of the stockholder proposal.


                    INFORMATION WITH RESPECT TO NOMINEES FOR
                   DIRECTOR AND DIRECTORS WHOSE TERMS CONTINUE

Election of Directors

         The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall consist of no fewer than seven nor more than 21 members, the exact number to be fixed from time to time by resolution of the Board of Directors (which is currently set at ten members). The Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually, and stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and there was no arrangement or understanding pursuant to which any of the nominees for director was selected as a nominee. All nominees currently serve as directors of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning each nominee for director and each director whose term continues, including the principal occupation of such person during at least the past five years, their tenure as a director of the Company and the number and percent of Common Stock beneficially owned by such persons as of the Voting Record Date.

                                     Nominees for Director for Three-Year Term Expiring in 2004
                                                                                                               Common Stock
                                                                                                            Beneficially Owned
                                                                                                                  as of
                                                                                                              March 5, 2001(1)
                                                  Principal Occupation During              Director      ------------------------
         Name                    Age                  the Past Five Years                   Since             No.           %
----------------------------    ------   -----------------------------------------------   --------      ------------   ---------

William O. Daggett, Jr.           60     Chairman of the Board of NABCO; President           1990         109,481(2)      1.9%
                                         of Kistler-Tiffany Benefits, a firm engaged in
                                         financial and estate planning and employee
                                         benefits in Wayne, Pennsylvania.  Also,
                                         President, Benefit Designs, Inc.; and Vice
                                         President of Group Brokerage Associates,
                                         Inc. and Group Marketing Services, Inc.

Joseph R. Klinger                 58     Executive Vice President of the Bank and            1992         30,494(3)        --
                                         Chief Executive Officer of Progress Business
                                         Finance since January 1, 2000.  Previously
                                         from 1991 to 1999, principal of KMR
                                         Management, Inc., a management consulting
                                         company in Glenside, Pennsylvania.

William L. Mueller                49     Attorney/Partner with the law firm Brandt,          1990         118,051(4)      2.1
                                         Haughey, Penberthy, Lewis & Hyland in
                                         Moorestown, New Jersey since December
                                         1996.  Former attorney with Clark, Ladner,
                                         Fortenbaugh and Young in Cherry Hill, New
                                         Jersey from November 1987 until November
                                         1996.

         The Board of Directors recommends a vote FOR election of the nominees for director.



                                        3





Members of the Board of Directors Continuing in Office

                                                Directors With Terms Expiring in 2002

                                                                                                               Common Stock
                                                                                                            Beneficially Owned
                                                                                                                  as of
                                                                                                              March 5, 2001(1)
                                                  Principal Occupation During              Director      ------------------------
         Name                    Age                  the Past Five Years                   Since             No.           %
----------------------------    ------   -----------------------------------------------   --------      ------------   ---------

G. Daniel Jones                   49     Managing Director of CBIZ Business                  1999          19,531(5)        --
                                         Solutions, Inc., a professional corporation of
                                         certified public accountants, located in Bala
                                         Cynwyd, Pennsylvania, since 1982.

Paul M. LaNoce                    41     President of DAR Industrial Products, Inc., an      1991          49,387(6)        --
                                         industrial manufacturer in W. Conshohocken,
                                         Pennsylvania since 1981.

Kevin J. Silverang                45     Attorney/Shareholder with the law firm of           1999          22,038(7)        --
                                         Buchanan Ingersoll in Philadelphia,
                                         Pennsylvania since December 1997.
                                         Former attorney and founding partner of
                                         the law firm, Kaufman, Coren, Ress,
                                         Weidman & Silverang, P.C. in
                                         Philadelphia, Pennsylvania from May
                                         1995 to November 1997. Previously, he
                                         was an attorney and founding partner of
                                         the law firm of Huggler & Silverang in
                                         Philadelphia, Pennsylvania.

Stephen T. Zarrilli               39     Chief Executive Officer of Solution.com,            2000           8,531(8)        --
                                         Malvern, Pennsylvannia, since October 2000.
                                         Previously, Chief Financial Officer of U.S.
                                         Interactive, Inc., King of Prussia,
                                         Pennsylvania from 1995 to January 1999 and
                                         Chief Executive Officer from January 1999 to
                                         September 2000 (U.S. Interactive, Inc. filed
                                         for protection under Chapter 11,
                                         Reorganization of the Federal bankruptcy
                                         laws in January 2001).


                                        4



                                                Directors With Terms Expiring in 2003
                                                                                                               Common Stock
                                                                                                            Beneficially Owned
                                                                                                                  as of
                                                                                                              March 5, 2001(1)
                                                  Principal Occupation During              Director      ------------------------
         Name                    Age                  the Past Five Years                   Since             No.           %
----------------------------    ------   -----------------------------------------------   --------      ------------   ---------

A. John May, III                  45     Partner in the law firm Pepper, Hamilton            1993          22,476(9)         --
                                         LLP in Berwyn, Pennsylvania since 1981.

Charles J. Tornetta               70     President of Tornetta Realty Corporation, a         1991         87,296(10)        1.5%
                                         real estate broker in Norristown,
                                         Pennsylvania. Also, President of
                                         Commonwealth Insurance Agency, Inc.

W. Kirk Wycoff                    43     Chairman, President and Chief Executive             1991         423,793(11)        7.1
                                         Officer of the Company and the Bank.

John E. F. Corson                 60     Consultant and President of Corson                  1991         29,517(12)         --
                                         Investments, a group of family holding
                                         companies in Plymouth Meeting,
                                         Pennsylvania.

---------------

(1)  Unless otherwise indicated, the number of shares owned is less than 1% of the issued and outstanding Common Stock of the
     Company.
(2)  Includes 65,611 shares owned by companies of which Mr. Daggett is a director, officer and 10% stockholder, 6,615 shares owned by Mr. Daggett's wife and 16,781 shares subject to stock options which are exercisable within 60 days of the Voting Record
     Date.
(3)  Includes 6,900 shares owned jointly with Mr. Klinger's wife and 2,594 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(4)  Includes 27,482 shares held jointly by Mr. Mueller with or for the benefit of certain family members and 15,624 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(5)  Includes 6,449 shares held through the 401(k) plan of CBIZ Business Solutions, Inc., 3,198 shares held jointly with or for the benefit of certain family members and 9,884 shares subject to stock options which are exercisable within 60 days of the Voting
     Record Date.
(6)  Includes 17,359 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(7)  Includes 12,154 shares held jointly by Mr. Silverang with or for the benefit of certain family members and 9,884 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(8)  Includes 8,531 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(9)  Includes 11,105 shares held jointly by Mr. May with or for the benefit of certain family members and 11,371 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(10) Includes 6,076 shares held jointly by Mr. Tornetta with or for the benefit of certain family members and 16,781 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(11) Includes 29,779 shares held jointly by Mr. Wycoff with or for the benefit of certain family members, 2,392 shares held in the
     Company's Employee Stock Ownership Plan ("ESOP") and 264,500 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(12) Includes 15,624 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.

                                        5

Stockholder Nominations

        Nominations for members of the Board of Directors of the Company are made by the Board of Directors or by any stockholder entitled to vote at the Annual Meeting. Section 8.4(d) of the Company's Certificate of Incorporation sets forth the procedures which stockholders must follow in order to make nominations for election to the Board of Directors. In general, such nominations must be submitted in writing to the Company at least 30 days prior to the date of the Annual Meeting. The Company is not required to include such nominations in its proxy statement. If any stockholder properly makes such a nomination, the ballots provided for use by stockholders at the Annual Meeting will bear the name of such nominee or nominees.

The Board of Directors and Its Committees

        The Board of Directors of the Company held a total of five meetings during the year ended December 31, 2000. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the year ended December 31, 2000 and the total number of meetings held by all committees on which he served during such year, except for Mr. May, who attended three of the five Board meetings held during the year.

        The Board of Directors of the Company has established several committees, including an Executive Committee and an Audit Committee.

        The Executive Committee of the Company has been established to make decisions on acquisitions, investments, and other Board actions between Board meetings. This committee also acts as the Compensation, Stock Benefits Plan and Nominating Committees. For 2000, the following Board members served on the Executive Committee which met three times in 2000: Kevin J. Silverang, Paul M. LaNoce, William O. Daggett, Jr., Charles J. Tornetta and W. Kirk Wycoff. William
L. Mueller serves on, and replaces Mr. Wycoff on, the Compensation Committee.

        The Audit Committee of the Company recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors the systems of internal control and audit, assures adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the Board of Directors. The Audit Committee met five times in 2000. The following Board members served on the Audit Committee in 2000: William O. Daggett, Jr. (Chairman), John E. F. Corson,
G. Daniel Jones, Paul LaNoce and William L. Mueller. The members are independent as defined in Rule 4200 (a)(14) of the listing standards of the Nasdaq Stock Market. The Board of Directors adopted an Audit Charter in the form attached hereto as Appendix A.

Report of the Audit Committee

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees". The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                        William O. Daggett, Jr.
                                                        John E.F. Corson
                                                        G. Daniel Jones
                                                        Paul M. LaNoce
                                                        William L. Mueller

Executive Officers Who Are Not Directors

        The following table sets forth certain information with respect to the executive officers of the Company who are not directors.
      Name          Age                      Positions(s)
----------------   -----   -----------------------------------------------------
Eric J. Morgan      48     Senior Vice President, Chief Credit Officer and Secretary

Michael B. High     52     Executive Vice President and Chief Financial Officer

        Set forth below is a brief description of the background of each executive officer of the Company who is not a director for at least the last five years.

        Eric J. Morgan. Mr. Morgan has served as Senior Vice President and Chief Credit Officer of the Company and the Bank since June 1993. In addition, he has served as Secretary of the Company and the Bank since June 1995. Prior to joining the Company in 1993, Mr. Morgan served as President of Crusader Savings Bank in Rosemont, Pennsylvania.

        Michael B. High. Mr.High has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since October 1998. Prior to joining the Company in 1998, Mr. High served as Senior Vice President of Accounting and Reporting at CoreStates Financial Corporation, Philadelphia, Pennsylvania, following the merger in 1996 of CoreStates and Meridan Bancorp, Reading, Pennsylvania, where he was Senior Vice President of Finance since 1993. Previously, Mr. High served as Senior Vice President of and Chief Financial Officer of Meritor Savings Bank.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by: (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, other than members of the Board of Directors as disclosed under "Information with Respect to Nominees for Director and Directors Whose Terms Continue," (ii) certain named executive officers of the Company and
(iii) all directors and executive officers of the Company as a group.

                                                          Common Stock
                                                          Beneficially
                                                           Owned as of
                                                         March 5, 2001(1)
            Name and Address of                  ---------------------------
              Beneficial Owner                         No.             %
    -----------------------------------------    --------------  -----------

    Emerald Advisors, Inc (2)                        984,323           17.3%
    1857 William Penn Way
    Lancaster, Pennsylvania 17601

    Other named executive officers:
            Michael B. High                           15,257(3)          --
            Eric J. Morgan                            27,500(4)          --

    All directors and executive officers             963,352(5)        15.8%
      of the Company as a  group (13 persons)


----------

(1)  Unless otherwise indicated, the number of shares owned is less than 1% of the issued and outstanding Common Stock.
(2)  Based upon filings under the Exchange Act, Emerald Advisors possesses sole voting power over 832,335 shares and sole dispositive power over 984,323 shares.
(3)  Includes 1,709 shares held in the ESPP, 271 shares held in the ESOP and 8,399 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.
(4)  Includes 1,509 shares held in the ESOP, 1,185 shares held in the ESPP and 23,370 shares subject to stock options exercisable within 60 days of the Voting Record Date.
(5)  Includes, on behalf of all executive officers and directors as a group, 4,172 shares held in the ESOP, 2,894 shares held in the
     ESPP and 420,702 shares subject to stock options which are exercisable within 60 days of the Voting Record Date.

                             EXECUTIVE COMPENSATION
Summary

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the following named executive officers of the Company whose compensation exceeded $100,000 in 2000.

                                                     SUMMARY COMPENSATION TABLE

====================================================================================================================================
                                                                                                     Long Term
                                                                  Annual Compensation              Compensation
                                                   ----------------------------------------------  ---------------
                                                                                       Other            Awards            All
              Name and                                                                 Annual      ---------------      Other
         Principal Position                 Year     Salary(1)       Bonus(2)      Compensation(3)      Options #    Compensation(4)
------------------------------------------------------------------------------------------------------------------------------------
W. Kirk Wycoff                             2000     $ 406,250       $131,250           $ --             42,000         $284,367
  Chairman, President and                  1999       345,385        119,263             --                  -          190,929
  Chief Executive Officer                  1998       346,400         79,032             --                  -           26,199
------------------------------------------------------------------------------------------------------------------------------------
Eric J. Morgan                             2000       108,773         11,000             --              2,625            5,694
  Senior Vice President and                1999       104,204         20,207             --                  -            6,179
  Chief Credit Officer                     1998        99,826         12,544             --                  -           15,545
------------------------------------------------------------------------------------------------------------------------------------
Michael B. High (5)                        2000       152,885         30,000             --              5,250            5,954
  Executive Vice President and             1999       138,808         26,588             --                  -            3,699
  Chief Financial Officer                  1998        43,687          8,968             --             15,000            1,092
------------------------------------------------------------------------------------------------------------------------------------
Joseph R. Klinger(6)                       2000       175,000              0             --                  -            4,000
  Executive Vice President of the Bank
  and Chief Executive Officer of
  Progress Business Finance
====================================================================================================================================

(1)  Includes amounts deferred pursuant to the Company's 401(k) Profit Sharing Plan, which generally allows employees to defer up to
     12% of their compensation, subject to applicable limitations set forth in the Internal Revenue Code.
(2)  Bonuses are payable in 2001 based on 2000 performance objectives.
(3)  Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-
     owned automobiles. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(4)  Consists of employer contributions made by the Company pursuant to the Company's 401(k) Plan in 2000 of $4,000, $3,830, $4,000
     and $4,000, respectively, for Messrs. Wycoff, Morgan, High and Klinger and allocations pursuant to the ESOP in 2000 of $3,012,
     $1,864, $1,954, and $0, respectively. Also includes the payment to Mr. Wycoff in 2000 of $154,054 as an incentive fee received in connection with the sale by the Company of Procall Teleservices, Inc., the payment of $44,810 from Progress Capital
     Management, Inc. ("PCM") as compensation for raising third party capital for the Ben Franklin/Progress Capital Fund, L.P. and
     NewSpring Ventures, L.P., which are managed by PCM, the payment of $78,255 from the Company in lieu of the gain associated with the cancellation of warrants to acquire IQEplc, Emax and MCorp described below under "Long-Term Incentive Program," and $236 which is the portion of the premiums paid by the Company for split life insurance purchased by the Company for the value of the portion of the death benefit to which Mr. Wycoff is entitled under the policy.
(5)  Mr. High joined the Company in October 1998.
(6)  Mr. Klinger became Executive Vice President on January 1, 2000.

Long-Term Incentive Program

         The Company has established a long-term incentive program pursuant to which certain officers and employees receive a portion of warrants that the Company might receive in connection with loans made by the Bank's Specialized Lending Division (TechBanc), primarily to early stage technology companies. Under the incentive program, if the Company achieves certain minimum returns, up to 15% of the warrants received by the Company from a customer are contributed to a warrant incentive pool to be shared among the employees of TechBanc. The incentive pool is reduced by a portion of the charge-offs the Bank has realized from these loans. Allocation of interests in the pool are discretionary by management, based upon, among other factors, the employee's position, relationship with and contribution to the customer. Distributions are made in cash to employees up to two times each year. At December 31, 2000, the Company held warrants to purchase common stock of 43 companies that are customers of TechBanc. Previously under the program, up to 25% of the warrants received by the Company were issued directly to certain officers of the Bank as incentive for establishing the new customer relationship and for negotiating the receipt of warrants on behalf of the Company. In 2000, Mr. Wycoff received $78,255 from the Company in lieu of the gain associated with the cancellation of warrants previously received to acquire common stock of IQEplc ($40,278), and Emax and MCorp ($37,977). Mr. Wycoff received no warrants in 2000 and no longer participates in or receives warrants or compensation under the program but the Compensation Committee will consider the effect of client warrant income on the Company's profitability in determining Mr. Wycoff's annual compensation and bonus.

Compensation of Directors

         Director's Fees. The Board of Directors of the Bank meets monthly and the Board of the Company meets at least quarterly. In 2000, non-employee directors of both the Company and the Bank received an annual retainer of $9,000 and non-employee directors of the only the Company received an annual retainer of $3,000, which was paid in stock options based upon the Black Scholes valuation method. Directors of both companies received options to purchase 1,845 shares at an exercise price of $11.90 per share and directors of only the Company received options to purchase 615 shares at an exercise price of $11.90 per share. Each non-officer director received a fee of $600 for each Executive Committee Meeting attended, $500 for each Audit Committee meeting attended and $400 for each Loan Committee attended.

         Directors' Stock Option Plan. The Company maintains the Amended and Restated 1993 Directors' Stock Option Plan (the "Directors' Plan") which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the Directors' Plan, in June 1993 each non-employee director of the Company or the Bank was granted a compensatory stock option to purchase 6,076 shares of Common Stock, at an exercise price of $2.88 per share. In addition, options to purchase 302 shares were granted to each non-employee director for each year from 1993 to 1996, options to purchase 606 shares were granted in 1997 and 1998 and options to purchase 607 shares were granted in 1999 and 2000 and will also be granted to each non-employee director each year until December 31, 2007. The exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are immediately vested and exercisable. Share amounts have been adjusted for stock dividends paid on the Common Stock.

         Sale of Procall Teleservices. In connection with the sale of Procall Teleservices, Inc., a subsidiary of the Company, in May 2000, certain directors and executive officers of Procall received an incentive fee for the successful completion of such sale. William O. Daggett, Jr., a director of the Company, received an incentive fee of $154,054 upon completion of the transaction in 2000.

Compliance with Section 16 (a) of the Securities Exchange Act

         Pursuant to Item 405 of Regulation S-K, the Company is required to disclose (based solely upon a review of forms furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year) each person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than ten percent of the Company's Common Stock that failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

         Based upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company is not aware of any director, officer, beneficial owner or more than 10 percent of the Company's Common Stock or any other person subject to Section 16 of the Exchange Act who has failed to file any such form on a timely basis during 2000, except that Mr. Zarrilli filed his initial report on Form 3 late upon becoming a director.

Stock Options

         The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's stock option plans to the named executive officers during the year ended December 31, 2000.

                                                                                           Potential Realizable Value at
                                                                                               Assumed Annual Rates
                                                                                            of Stock Price Appreciation
                                    Individual Grants                                           for Option Term(4)
---------------------------------------------------------------------------------------    ------------------------------
                                             % of Total
                                               Options
                               Options       Granted to        Exercise      Expiration
        Name                  Granted(1)    Employees(2)       Price(3)         Date           5%                10%
        ----                  ----------    ------------       --------      ----------     --------           -------
W. Kirk Wycoff                 42,000           47.6%          $11.90         2/01/10       $314,448           $796,874
Eric J. Morgan                  2,625             3.0           11.90         2/01/10         19,653             49,805
Michael B. High                 5,250             6.0           11.90         2/01/10         39,306             99,609
Joseph R. Klinger                  --              --              --              --             --                 --

---------------

(1)  The options granted to executive officers vest and become exercisable over three years, one-third per year commencing one year from the date of grant.

(2)  Percentage of options to purchase Common Stock granted to all employees during 2000.

(3)  The exercise price was based on the market price of the Common Stock on the date of grant.

(4)  Assumes compounded rates of return for the remaining life of the options and future stock prices of $19.39 and $30.88 at compounded rates of return of 5% and 10%, respectively.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2000 and options held at December 31, 2000.

                                           Aggregated Option Exercise in Last Fiscal Year
                                                     and Year End Option Values

                                                                     Number of                           Value of
                                                                    Unexercised                         Unexercised
                                                                     Options at                         Options at
                          Shares                                      Year End                          Year End(1)
                       Acquired on        Value           --------------------------------      -----------------------------
        Name             Exercise        Realized         Exercisable        Unexercisable      Exercisable     Unexercisable
        ----           -----------       ---------        -----------        -------------      -----------     -------------
W. Kirk Wycoff               --              --             250,388            42,000             $507,622           $0
Eric J. Morgan               --              --              22,478             2,625               49,098            0
Michael B. High              --              --               6,614            15,173                    0            0
Joseph R. Klinger         2,000         $17,352               2,725                 0                1,919            0

(1)  Based on a per share market price of $7.125 at December 31, 2000.

Compensation Committee Interlocks and Insider Participation

         The Executive Committee of the Board of Directors (with the exception of Mr. Wycoff) also serves as the Compensation Committee of the Board of Directors of the Company. During 2000, the members of the Committee were Messrs. LaNoce, Daggett, Silverang, Tornetta and Mueller. No member of the Committee is a current officer or employee of the Company or the Bank. The Committee generally meets in the first calendar quarter of each year to review the compensation paid for the prior year, the Company's and the individual's performance for the prior year, and to set compensation levels for the coming year. The report of the Committee with respect to compensation for 2000 for the Chief Executive Officer and all other executive officers is set forth below.

Report of the Compensation Committee

         The Compensation Committee establishes the policy for compensation of executive officers of the Company. The Committee also serves as the Stock Benefits Plan Committee, which makes awards under the Company's stock benefit plans and recommends to the Board of Directors changes or additions to the Company's stock benefit programs. The goals of the Committee are to assist the Company in attracting and retaining qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and ensuring that the financial interests of the Company's management and stockholders are satisfied. The Committee believes that this is best accomplished through an appropriate mix of competitive base salaries, bonuses and stock incentives.

         The Committee considers the following factors among others in determining base salary levels for executive officers, including the Chief Executive Officer:

         o  the performance of the executive officer during the year;
         o  the Company's earnings, including its growth in earnings per share;
         o  the successful conversion of the data processing system of the Bank;
         o the sale of Procall Teleservices, Inc. at terms advantageous to the Company;
         o the Bank's expansion as evidenced by the opening of two new branch offices, loan growth of 15% and deposit growth of 20% during the year; and
         o the compensation paid by bank holding companies and commercial banks of comparable size.

         The Committee did not assign particular weights to any of the above factors, but it did consider that the Company had met its earnings per share targets for 2000. The Committee also reviewed the 2000 Commercial Bank Compensation Survey from SNL Securities for banks of similar size.

         The Committee discussed whether Mr. Wycoff's base salary should remain at the 75th percentile for comparably sized banks. Based on the Company's performance in 2000 and prior years, the Committee determined that it was appropriate to provide a base salary above the median of the peer group and agreed on a modest increase of $25,000 in base salary. The Committee ratified the terms of Mr. Wycoff's employment agreement, extending the term for an additional year.

         The Committee grants bonuses to executive officers, including the Chief Executive Officer, based upon the degree of attainment of specified individual and Company performance objectives for the year. The Company's performance objectives include reaching target levels based on Bank earnings, operating efficiency and earnings per share. The bonus objectives are based on 50% for Company performance and 50% for Bank performance. The amount of the 2000 bonus was based on the formula in the existing bonus plan.

         The Committee also reviewed Mr. Wycoff's efforts in raising third party capital for the Ben Franklin/Progress Fund and NewSpring Ventures. Based on the results of these efforts, the Committee re-approved the additional compensation received annually from PCM, which totaled $44,810 in 2000. The Committee further reviewed the success of the Bank's Specialized Lending Division (TechBanc) and the $3.5 million of client warrant income recognized by the Company in 2000.

         The Committee also considers the granting of stock options each year. The Committee considers the Company's performance in terms of total shareholder return relative to a peer group, the Company's profitability, and the number of options available for grant. The amount of options granted each year is at the sole discretion of the committee. The Committee believes that it is important for the Company's executive officers to have a significant financial stake in the Company's future so that their interests are aligned with all shareholders.


                                                Paul M. LaNoce
                                                William O. Daggett, Jr.
                                                Kevin J. Silverang
                                                Charles J. Tornetta
                                                William R. Mueller

Performance Graph

         The following graph compares the yearly cumulative total return on the Common Stock of Progress Financial Corporation over the five year period ending December 31, 2000 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market, Inc. and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stocks Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. A share of Common Stock purchased on December 31, 1995 and held until December 31, 2000, delivered a compounded annual return of 10.4%, including the reinvestment of dividends.

                                    1995       1996       1997       1998       1999       2000
                                   ------     ------     ------     ------     ------     ------
Progress Financial Corporation     100.00     149.57     325.84     272.46     309.43     200.42
Nasdaq Stock Market                100.00     123.04     150.69     212.51     394.92     237.62
Nasdaq Bank Stocks                 100.00     132.04     221.06     219.674    211.14     241.08

Employment Agreements

         The Company and the Bank (the "Employers") have entered into an employment agreement with W. Kirk Wycoff which provides for his employment for a period of three years with provisions for one-year extensions subject to Board approval unless sooner terminated by death, disability or termination for cause. The employment contract provides for a base salary, bonus plan, and entitles Mr. Wycoff to participate in all benefit plans and programs available to executive officers. The employment agreement is terminable with or without cause by the Employers or Mr. Wycoff. Mr. Wycoff shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that if the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Wycoff following a change in control of the Company, as defined, Mr. Wycoff will be entitled to a cash severance amount equal to 2.99 times the amount of Mr. Wycoff's total annual compensation. The change in control is generally defined in the employment agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of the SEC proxy rules, provided that a change in control shall be deemed to have occurred if (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) during any two-year period a change in a majority of the directors of the Company has occurred without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         The Company has entered into change in control and termination agreements with certain executive officers of the Company, including Messrs. Michael B. High and Eric J. Morgan, in order to induce the executives to remain in the employ of the Company and to assist the Company in maintaining a stable and competent management base. The agreements are for a five-year term and provide for payments to the executives upon involuntary termination of the executive or the occurrence of other specified events related to a reduction in position, compensation or benefits following a "change in control" of the Company. Under the agreements, upon a change in control of the Company followed by termination, the executive would be entitled to the payment of: (i) two times the executive's highest base salary and annual cash bonus during the last two years, (ii) life, medical and dental benefits for a period of 24 months equivalent to benefits they would have received if they remained with the Company, and (iii) outplacement services for a period of 12 months. The present value of the total amount of payments under the agreements, when aggregated with any other payments to the executive which constitute parachute payments under
Section 280G of the Internal Revenue Code of 1986, may not exceed 2.99 times the executive's base amount as determined under Section 280G.

         The Bank has entered into an employment agreement with Joseph R. Klinger to serve as Executive Vice President of the Bank and Chief Executive Officer of Progress Business Finance, a division of the Bank, for a three year term expiring on December 31, 2002. The agreement provides for a base salary, a performance bonus, based upon the annual profits of the division's supervised by Mr. Klinger, and participation in certain benefit plans and programs available to executive officers. The employment agreement may be terminated by the Bank upon the disability of the executive or for justifiable cause, as such terms are defined in the agreement. If the executive dies or is disabled, the executive is entitled to receive his base salary through the date of death or disability and a pro rata portion of the performance bonus for the year. If the executive is terminated by the Bank for cause or the executive terminates his employment before the end of the term of the agreement other than for death, disability or absent good reason, as defined in the agreement, the executive is not entitled to receive any payments after the date of termination. If the Bank terminates the executive's employment for other than death, disability or cause or if the executive terminates his employment for good reason, the executive is entitled to his base salary through the date of termination, a pro rata portion of the performance bonus for the year and a lump sum amount equal to the greater of one-third of a specified payment based upon profits of a specified division of the Bank or 12 months of his then current base salary. If the Bank does not offer to renew the agreement on similar terms to the executive upon its expiration, the executive shall be entitled to receive an amount equal to the greater of 37.5% of a specified payment based upon profits of a specified division of the Bank or 12 months of his then current base salary. In the event that the executive voluntarily terminates his employment during the initial term of the agreement other than for death, disability or good reason, the executive is required to pay the Bank a specified cash payment as liquidated damages.

                              CERTAIN TRANSACTIONS

         Indebtedness of Management. The Bank offers certain loans to its directors, officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. Except for the waiving in most cases of loan origination fees for officers and employees during their employment or association with the Bank, these loans are made on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons. Executive officers, directors, officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. As of December 31, 2000, 15 loans totaling $4.2 million (or 8.4% of the Company's total stockholders' equity) were outstanding to the Company's directors and executive officers and their affiliated parties as a group.

         Related Transactions. W. Kirk Wycoff serves as limited partner of Progress Capital L.P. and Progress Capital II, L.P., the general partner of the Ben Franklin/Progress Capital Fund, L.P. and NewSpring Ventures, L.P., investment funds managed by Progress Capital Management, Inc. Mr. Wycoff did not receive any cash fees from such limited partnership interests in 2000.

         In January 2000, the Company acquired KMR Management, Inc. for consideration of $1 million ($250,000 in cash and 60,000 shares of Common Stock). Joseph R. Klinger, a director of the Company, was a principal and owner of one-third of the stock of KMR Management and received $83,333 in cash and 20,000 shares of Common Stock.

         In 2000, Progress Bank leased a branch office location from 436 Plymouth Road Associates LP, the partners of which are family members of Charles
J. Tornetta, a director of the Company. The lease has a term of 15 years with annual lease payments which are currently $85,000 (which is the current market rate).

         The law firms of Buchanan Ingersoll, of which Kevin J. Silverang is a shareholder, and Pepper, Hamilton LLP, of which A. John May, III is a partner, provide legal services to the Company and its subsidiaries from time to time in the ordinary course of business.

          PROPOSAL TO RATIFY APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS

          The Board of Directors of the Company has appointed
PricewaterhouseCoopers LLP, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

         The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for 2000 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $120,546.

Financial Information Systems Design and Implementation

         PricewaterhouseCoopers LLP did not provide any services to the Company for financial information systems design and implementation during 2000.

All Other Fees

         The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for all other services rendered by it to the Company during 2000 was $296,989. These services consisted primarily of internal audit services and a review of certain internal controls.

         The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by PricewaterhouseCoopers LLP in 2000 on the independence of PricewaterhouseCoopers LLP from the Company in evaluating whether to appoint PricewaterhouseCoopers LLP to perform the audit of the Company's financial statements for the year ending December 31, 2001.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001.


                              STOCKHOLDER PROPOSAL

         The Company has been notified that Jewelcor Management, Inc., 100 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702, which is the record owner of 220 shares of Common Stock and the beneficial owner of 11,355 shares of Common Stock, intends to present the following stockholder proposal for consideration at the Annual Meeting. For the reasons stated under "Response of Your Board of Directors," the Board believes that approval of the proposal is not in the best interests of the Company or its stockholders and recommends a vote "AGAINST" the stockholder proposal.

                              Shareholder Proposal

         Resolved, it is recommended that the Board of Directors of Progress Financial Corporation (the "Company") take the steps necessary to implement the following actions to remove the restrictions on the rights of the shareholders presently contained in the Company's Certificate of Incorporation and Bylaws, unless precluded by state or federal law:

         1. Remove any provisions in the Company's Certificate of Incorporation and Bylaws that restrict the shareholders' ability to call a special meeting of shareholders.

         2. Remove any provisions in the Company's Certificate of Incorporation and Bylaws that restrict the shareholders' ability to conduct business at a special meeting of shareholders.

         3. Remove any provisions in the Company's Certificate of Incorporation and Bylaws that restrict the shareholders' ability to act by written consent.

         4. Remove any provisions in the Company's Certificate of Incorporation and Bylaws that segregate the Board of Directors into separate classes with staggered terms of office.

         5. Remove any provisions in the Company's Certificate of Incorporation and Bylaws that require that certain shareholder matters must receive the affirmative vote of more than a simple majority of shares entitled to vote in an election of directors.

                              Supporting Statement

         The Company's Certificate of Incorporation and Bylaws presently restrict the shareholders' ability to meet, conduct business and take action. Moreover, the present segregation of the Board of Directors into separate classes with staggered terms of office is designed to limit the shareholders' ability to alter the composition of a majority of the Board. If the above actions were effectuated, we shareholders would have an increased ability to affect the management of the Company. It is the opinion of this shareholder that we shareholders should be given more of a voice in the Company's future. Please vote YES on this proposal.

Response of Your Board of Directors

         Your Board of Directors unanimously recommends that you vote "AGAINST" the above stockholder proposal for the reasons set forth below.

Your Board is Committed to Enhancing Shareholder Value

         Your Board of Directors is committed to enhancing shareholder value and acting in accordance with its fiduciary duties to ALL shareholders. Your Board will carefully consider any appropriate action that would serve the best interests of the shareholders.

         While the Board of Directors is not aware of any effort that might be made to obtain control of the Company, the Board of Directors believes that it is appropriate to include certain provisions as part of the Certificate of Incorporation and Bylaws to protect the interests of the Company and its shareholders from hostile takeovers that the Board of Directors might conclude are not in the best interests of the Company's shareholders.

Your Board Believes That It Is in the Best Position to Negotiate on Behalf of All Shareholders

         Your Board of Directors believes that the provisions which Jewelcor proposes to eliminate are in fact in the best interests of the Company and its shareholders. In the opinion of the Board of Directors, the Board is in the best position to determine the true value of the Company and to negotiate more effectively on behalf of all shareholders. Accordingly, the Board believes that it is in the best interests of the shareholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions encourage such negotiations while discouraging hostile takeover attempts which may not be in the best interests of all the shareholders. It is also the view of the Board of Directors that these provisions in the Certificate of Incorporation and Bylaws should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and which is in the best interests of all of the shareholders.

         Attempts to take control of financial institutions have become more common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present shareholders with the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its shareholders.

Repeal of the Provisions Could Be Detrimental to Shareholders

         The proposed repeal of the provisions in our Certificate of Incorporation and Bylaws that segregate the Board into separate classes with staggered terms could result in a shareholder group acquiring control of your Company through a proxy contest, without paying any control premium to any of the other shareholders. The repeal of the provisions that restrict the shareholders' ability to call and conduct business at a special meeting of shareholders and restrict their ability to act by written consent would allow the proxy contest to occur without having an annual meeting of shareholders. Your Board of Directors believes that anyone seeking control of the Company should have to pay a premium to ALL shareholders, and that the proposed repeal of these provisions is not in your best interests.

         In addition, an unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price above current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to those of the remaining shareholders. Accordingly, the Board of Directors believes that these provisions in the Certificate of Incorporation and Bylaws provide benefits to all of the shareholders of the Company and should not be removed.

         The Board of Directors has a fiduciary responsibility to act in the best interests of ALL shareholders and accordingly has a legal duty to oppose unfair takeover offers. Anti-takeover measures are intended to (a) provide the Board with adequate time and flexibility to negotiate on behalf of the shareholders and (b) enhance the Board's ability to negotiate with a potential acquiror, develop alternatives which may better maximize shareholder values, preserve the long-term value of the Company for the shareholders, and ensure that all shareholders are treated fairly and equally. The purpose of anti-takeover defenses in general is to protect shareholders against abusive takeover practices.

Your Board Believes That the Proposal Is Vague

         Your Board of Directors believes that this proposal is so inherently vague and indefinite as to be subject to varying interpretations by Jewelcor, the Company and other shareholders. In this regard, Jewelcor fails to take into account or discuss the effect of applicable Delaware and federal laws. Your Board believes that the proposal is vague and indefinite because the repeal of the various provisions referenced in the proposal will not result in the removal of the "anti-takeover" defenses.

         For example, the repeal of the provisions in our Certificate of Incorporation and Bylaws which restrict the shareholders' ability to call a special meeting will not result in shareholders being able to call special meetings under Section 211(d) of the Delaware General Corporation Law. In addition, provisions of our Certificate of Incorporation currently allows shareholders to take action by written consent without a meeting if signed by all of the shareholders.

         Under our Certificate of Incorporation, repeal of the provisions in our Certificate of Incorporation subject to the shareholder proposal require the affirmative vote of 67% of the whole Board of Directors and the affirmative vote of the holders of 67% or more or the outstanding voting shares. Thus, in order to effect the changes suggested by the stockholder proposal, approval by 67% of the Board of Directors and by 67% of the stockholders at a future meeting would be required. Accordingly, even if the stockholder proposal is approved at the Annual Meeting, additional action would be necessary to amend our Certificate of Incorporation in the manner proposed, including approval by stockholders at a future meeting with a more onerous vote standard.

         For the reasons set forth above, the Board of Directors believes that the stockholder proposal is not in the best interests of the Company and its shareholders. Accordingly, the Board of Directors unanimously recommends that you vote "AGAINST" the stockholder proposal.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2002, must be received at the principal executive offices of the Company, 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764, Attention: Eric J. Morgan, Corporate Secretary, no later than November 28, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 8.9 of the Company's Certificate of Incorporation, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days prior to the annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by the stockholder to be supporting such proposal, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and by any other stockholders known by the stockholder to be supporting such proposal and (d) any financial interest of the stockholder in such business.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Dorothy Jaworski, Director of Investor Relations, Progress Financial Corporation, 4 Sentry Parkway, Suite 230, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co. Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, such firm will receive a fee of $5,000, plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      Appendix A


                         Progress Financial Corporation
                             Audit Committee Charter

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the committee shall have a working familiarity with basic finance, and at least one member of the committee shall have accounting or related financial management expertise. The committee shall meet as often as necessary but not less than four times a year. The members will be appointed annually by the Board of Directors and one member shall be designated by the Board as Chairperson of the Committee.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financia management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

Progress Financial Corporation
Audit Committee Charter

o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statements contained in th annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles recommended by management should be approved by the Committee. Review with the independent accountants all items required by Statement of Auditing Standards No. 61.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors. Prepare report for inclusion in the Annual Proxy.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

o Review and update the committee's charter with changes submitted to the Board of Directors for approval annually.

o Review with independent accountants the quarterly earnings included in the Company's Form 10-Q prior to filing with the SEC. In lieu of a meeting, this review can be conducted by the chairman of the committee in person or by telephone conference call.

                                REVOCABLE PROXY
                         PROGRESS FINANCIAL CORPORATION
                          4 Sentry Parkway, Suite 200
                                 P.O. Box 3036
                            Blue Bell, PA 19422-0764


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROGRESS FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD APRIL 25, 2001 AND AT ANY ADJOURNMENT THEREOF.

The undersigned being a stockholder of Progress Financial Corporation (the "Company"), hereby appoints Eric J. Morgan as proxy, with full power of substitution, to represent and vote as designated below all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Plymouth Country Club, located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Wednesday, April 25, 2001 at 9:00 a.m., Eastern Time, and any adjournment thereof.

                         (To be Signed on Reverse Side)

/X/ Please mark your
    votes as in this
    example.
                                                WITHHOLD
                  FOR                           AUTHORITY
1. ELECTION OF   /  /  all nominees               /  /        to vote for
   DIRECTORS           listed below                           all nominees
                       (except as                             listed below
                       marked to
                       the contrary
                       below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

1. Nominees for a three-year term expiring in 2004:
   William O. Daggett, Jr., Joseph R. Klinger, William L. Mueller

                                                      FOR    AGAINST    ABSTAIN

2. PROPOSAL to ratify the appointment of              /  /     /  /      /  /
PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending
December 31, 2001. Directors recommend a vote "FOR."


3. PROPOSAL to consider a stockholder proposal, if    /  /     /  /      /  /
presented at the Annual Meeting. Directors recommend a vote "AGAINST."

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy is solicited by the Board of Directors of the Company. The shares of Common Stock will be voted as specified. If not otherwise specified, this Proxy will be voted FOR the election of the Board of Director's nominees for director, FOR the proposal to ratify the independent accountants, AGAINST the stockholder proposal, if presented at the meeting, and otherwise at the discretion of the Proxy. You may revoke this Proxy at any time prior to the time it is voted at the Annual Meeting.

SIGNATURE(S)_______________________________________ DATE ___________________

SIGNATURE(S)_______________________________________ DATE ___________________


Please sign this proxy exactly as your name(s) appears on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.